EXHIBIT 10.1

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of December 17, 2012, is by and between Bella Pictures Holdings, LLC, a Delaware limited liability company (the “Company” or “Seller”), and The Pros Entertainment Services, Inc., a Pennsylvania corporation (the “Buyer”). Capitalized terms used but not defined throughout this Agreement are defined in Section 7.2.
RECITALS
A.    The Company conducts business in connection with the Trademarks set out at Schedule 7.2 for the wedding-related goods and services set out at Schedule 7.2 (the “Goods and Services”), all such business being referred to herein as, the “Wedding Business”).
B.    Pursuant to this Agreement, the Company desires to sell to Buyer, and Buyer desires to purchase from the Company, the Purchased Assets, on and subject to the terms and conditions set forth herein.
AGREEMENT
In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
PURCHASE AND SALE OF THE PURCHASED ASSETS
Section 1.1    Purchase and Sale of Assets. At the Closing, as described in Article 5, the Company shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, accept, assume and receive, all right, title and interest in and to the Purchased Assets as of the Closing whether tangible or intangible, personal and located in the United States and possessed by the Company, free and clear of any lien, mortgage, security interest or other encumbrance (“Liens”). At the Closing, the Company shall transfer and assign to Buyer, and the Buyer shall accept and assume, the Assumed Liabilities.

Section 1.2    Purchased Assets. The “Purchased Assets” are the following assets used in or derived from the Company's Wedding Business:

(a)All customer deposits for weddings, albums, and associated products and services received by the Company prior to the Closing that relate to the Transferred Contracts (“Deposits and Remittances”)
(b)all accounts receivable relating to Transferred Contracts;
(c)The Purchased Intellectual Property defined in Section 7.2 hereto.
(d)(i) The trademarks, domains and websites listed on Schedule 7.2 in connection with the Goods and Services, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (the Trademarks), (ii) customer lists, pricing and cost information, (iii) websites and domain names listed on Schedule 7.2, (iv) the right to sue and recover for future infringements, misappropriations or other conflict with any Purchased Intellectual Property occurring after the Closing Date;

(e)all rights in, to and under the Contracts set forth on Schedule 1.2(d) (ii), including all open customer orders set forth thereon and all receivables due after the Closing Date pursuant to such Contracts (the “Transferred Contracts”);
(f)all records, files and documents relating to the Transferred Contracts;
(g)all printed or electronic copies of marketing materials, logos, style guides and other materials for the Wedding Business as set forth on Schedule 1.2(g);
(h)all claims, causes of action, rights of recovery, defenses or counterclaims and rights of set-off of any kind known or unknown relating to any Purchased Assets and Assumed Liabilities but only to the extent such claims, causes of action, and rights of set-off arise after the Closing;
(i) contact information for the network of photographers and videographers used by the Company in the Wedding Business (the “Photographer Network”).

The definition of the Purchased Assets shall not include any items other than those listed in above in this Section 1.2.
Section 1.3    Excluded Assets. The following assets (the “Excluded Assets”) shall not be sold or transferred to Buyer:
(a)    Contracts and receivables relating to the Wedding Business provided by the Company either (i) prior to the Closing or (ii) after the Closing under the License Agreement as defined in Section 7.2;
(b)    The trademarks, domains and websites identified on Schedule 1.3 (b), as well as any and all copyrights, trademarks, patents and other intellectual property relating to such trademarks, domains and websites, and all goodwill associated therewith, used with any goods or services, including without limitation photography and wedding photography goods and services or the Goods and Services (the Excluded IP”);
(c)    All cash, cash equivalents and marketable securities other than as set forth in Schedule 1.2;
(d)    Employee records;
(e)    The organizational documents, seals, minute books and other documents of the Company relating exclusively to the organization, maintenance and existence of the Company as a legal entity, including taxpayer and other identification numbers; Tax information and Tax records;
(f)    Prepaid Taxes and prepaid expenses with respect to Excluded Liabilities and Obligations;
(g)    Tax refunds to the Company and deposits pertaining to Tax obligations of the Company;
(h)    All claims, causes of action, choses in action, rights of recovery, defenses or counterclaims and rights of set-off of any kind (including rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment or components thereof) relating to any Excluded Assets and Excluded Liabilities and Obligations; and
(i)    All other rights and assets of the Company except the Purchased Assets.

Section 1.4    Assumed Liabilities. At Closing, the Buyer shall assume and become responsible for only the Assumed Liabilities.

Section 1.5    Excluded Liabilities and Obligations. The Buyer shall not assume and shall not be liable or responsible for any obligations or liabilities of the Company other than as set forth in Section 1.4, which excluded liabilities include, but are not limited to, the following obligations or liabilities of the Company or any Affiliate thereof, or any claim against any of the foregoing, of any kind, whether known or unknown, contingent, absolute or otherwise (the “Excluded Liabilities and Obligations”):
(a)    indebtedness owing to any Person, to the extent such indebtedness accrued prior to Closing;
(b)    Taxes of the Company of any kind (other than sales Tax liabilities relating exclusively to services provided and products sold after the Closing pursuant to the terms of the Transferred Contracts);
(c)    liabilities and obligations arising out of the employment of any individual including (i) liabilities or obligations arising under Company benefit plans or any employment contract; (ii) retention bonuses, severance payments or other amounts payable to the Company's employees under employment contracts or otherwise; and (iii) any claim brought by any employee or former employee arising out of such individual's employment by the Company;
(d)    the Company Closing Costs;
(e)    other than as specifically set forth in the definition of Assumed Liabilities with respect to certain Transferred Contracts, all liabilities and obligations to Affiliates of the Company, officers, managers, directors, stockholders and creditors of the Company or any Affiliate of the Company;
(f)    other than as specifically set forth in the definition of Assumed Liabilities, all accounts payable of the Company including any payables to photographers and videographers arising from services commissioned by Company for Work in Progress provided in relation to weddings occurring on or before January 15, 2013;
(g)    any obligation of the Company to indemnify any Person by reason of the fact that such Person was a director, officer, manager, employee or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity; and
(h)    all liabilities and obligations relating to Goods or Services provided or sold by or on behalf of the Company prior to the Closing or in conjunction with Work In Progress customer contracts (other than as specifically set forth in the definition of Assumed Liabilities).

Section 1.6    Consideration and Obligations.

(a) As consideration for the Purchased Assets, in addition to the assumption by Buyer of the Assumed Liabilities, Buyer will pay to the Company (i) an amount equal to the 20% of the aggregate contract amount of all Transferred Contracts plus (ii) Sixty Thousand Dollars ($60,000.00). The 20% of the aggregate contract amount of all Transferred Contracts pursuant to this Section 1.6 (a) will be credited against the amount to be paid by the Company pursuant to Section 1.6 (b). The Sixty Thousand Dollars ($60,000) will be placed in an escrow account, the terms of which shall be governed by the Escrow Agreement by and between the parties, which shall hold said funds until six (6) months after Closing.

(b) On December 18, 2012, the Company shall pay to the Buyer the Deposits and Remittances, net of any consideration payable by Buyer pursuant to Section 1.6(a) at Closing.
Section 1.7    Tax Reporting; Purchase Price Allocation.

To the extent required for the filing of any tax returns with respect to the transactions contemplated hereunder, the consideration shall be allocated among the Purchased Assets in the manner mutually agreed upon by Buyer and Seller. In connection with the determination thereof, the parties shall cooperate with each other and provide such information as any of them shall reasonably request and shall provide each other at closing a mutually agreeable IRS Form 8594.
ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules, if any, delivered by the Company to Buyer on the date of this Agreement (collectively, such schedules being referred to herein as the “Disclosure Schedule”), the Company hereby represents and warrants to Buyer that the statements contained in this Article 2 are true, correct and complete as of the date hereof. All representations and warranties made by Seller under this Agreement are made solely with respect to the U.S.
Section 2.1    Organization; Good Standing. The Company is a Delaware limited liability company, and is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

Section 2.2    Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the Transaction Documents to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement has been and the Transaction Documents will be duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies.

Section 2.3    Consents and Approvals. Other than as provided for and delivered in Section 5.2 of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or other Person is required to be made or obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement and the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby.

Section 2.4    No Violation. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not: (a) violate or conflict with any Laws; (b) violate any provision of the organizational documents of the Company; or (c) result in the creation or imposition of any Lien upon any Purchased Asset.

Section 2.5    No Brokers or Finders. Neither the Company nor any Affiliate of the Company has retained any broker or finder, made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement which are or may be payable by the Buyer.

Section 2.6    Accounts. Schedule 1.2(d)(ii) sets forth a true and correct list of all Deposits and Remittances as of the date hereof under any Transferred Contract. Schedule 1.2(d)(ii) also sets forth a true and correct list of all amounts due by customers of the Company as of the date hereof under the Transferred Contracts.

Section 2.7    Assets. As of the Closing, the Company has good and marketable title to all of the Purchased Assets, free and clear of any and all Liens.

Section 2.8    Litigation. Schedule 2.8 sets forth a description of any claims, complaints, or notices related to litigation or probable litigation, if any regarding the Wedding Business or the use of the name “Bella” in the operation of the Wedding Business. A copy of the trademark “knockout” search conducted on behalf of Company prior to its acquisition of the Wedding Business has been provided to Buyer.

Section 2.9    Photographer Network. Each of the photographers and videographers in the Photographer Network of the Company are set forth in Schedule 2.9.

Section 2.10    Title and Rights to Purchased Assets. Subject to the other terms of this Agreement, Company has, or at the Closing will have, the right to deliver to Buyer good and marketable title to, all of the Purchased Assets free and clear of all liens, claims and interests and that no Purchased Asset has been previously sold by Company. Company (a) owns and possesses all right, title and interest in and to (or has the right to use pursuant to a license or other permission) the Purchased Intellectual Property related to the Purchased Assets; (b) has no obligation to compensate any Person for the right to use any of the Intellectual Property related to the Purchased Assets (except, in the case of Purchased Intellectual Property that is licensed, for obligations pursuant to the applicable license agreement); (c) has not granted to any person any license, in or to any of the Purchased Intellectual Property, other than the right for Company's contractors to use the Trademarks in connection with the Goods and Services; (d) as far as Company is aware, is not currently a party to any lawsuit or other judicial proceeding relating to the Trademarks. The parties hereto agree and acknowledge that the Excluded IP and any trade or service marks other than the Trademarks set forth in Schedule 7.2 are expressly excluded from any representations or warranties from Company to Buyer.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company that the statements contained in this Article 3 are true, correct and complete as of the date hereof:
Section 3.1    Organization; Good Standing. Buyer is a corporation, and is duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

Section 3.2    Authorization. The execution and delivery of this Agreement and the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational action and no other act or proceeding on the part of Buyer is necessary. Buyer has all requisite power and authority to enter into, execute and deliver this Agreement and the Transaction Documents to which Buyer is a party and to perform its obligations hereunder and thereunder. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement and the

Transaction Documents to which Buyer is a party constitute the valid and legally binding obligations of Buyer, enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies.

Section 3.3    No Violation. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated herein and therein by Buyer will not (a) violate or conflict with any Laws; or (b) violate any provision of the certificate of incorporation, bylaws, limited liability company agreement or other organizational documents of Buyer.

Section 3.4    Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required to be made or obtained by Buyer in connection with Buyer's authorization, execution and delivery of this Agreement or the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby.

Section 3.5    No Brokers or Finders. Buyer has not retained any broker or finder, made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement for which the Company may be liable.

Section 3.6    Sufficient Funds. Buyer has available sufficient funds to enable it to fulfill the Buyer's obligations pursuant to the Assumed Liabilities in full as they become due.

ARTICLE 4

INDEMNIFICATION

Survival of Indemnity. The representations and warranties by the Company set forth in Article 2, subject to the exceptions thereto included in the Schedules, and the representations and warranties by Buyer set forth in Article 3 shall survive until eighteen (18) months after the Closing Date. All covenants and agreements of the Company and Buyer set forth in this Agreement shall survive until fully performed. A claim with respect to a breach of a representation or warranty or a breach or nonperformance of a covenant or agreement may be brought only prior to the date set forth above.
Section 4.1    Indemnification by the Company. From and after the Closing, the Company agrees to indemnify, defend and save Buyer, and its officers, directors, employees, agents and representatives and the Affiliates of the foregoing (each, a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”) harmless from and against any and all liabilities, obligations, demands, claims, causes of action, costs, expenses, interest, fines, penalties and damages(including reasonable fees and expenses of attorneys) (individually and collectively, the “Losses”) sustained or incurred by any Buyer Indemnified Party arising out of or otherwise by virtue of: (a) any inaccuracy in any of the representations or warranties of the Company contained in Article 2 of this Agreement, subject to the exceptions thereto included in the Schedules; (b) any failure of the Company to perform any of its covenants or obligations contained in this Agreement; and (c) any Excluded Liabilities and Obligations.

Section 4.2    Indemnification by Buyer. From and after the Closing, Buyer agrees to indemnify, defend and save the Company, its stockholders and the officers, directors, employees, agents and representatives and the Affiliates of the foregoing (each, a “Seller Indemnified Party” and collectively the “Seller Indemnified Parties”) harmless from and against any and all Losses sustained or incurred by any Seller Indemnified Party arising out of or otherwise by virtue of: (a) any inaccuracy in any of the representations and warranties of Buyer contained in Article 3 of this Agreement; (b) any failure of Buyer to perform any of its covenants or obligations contained in this Agreement; and (c) the Assumed Liabilities.

Section 4.3    Procedure.

(a)    If any Buyer Indemnified Party or Seller Indemnified Party shall seek indemnification with respect to any Loss or potential Loss arising from a claim asserted by a third party for which such party seeking indemnification (the “Indemnified Party”) is entitled to indemnification under this Article 4, then the Indemnified Party shall promptly notify the other party (the “Indemnifying Party”) in writing. Such notice of a Loss or a potential Loss shall to the extent known by such party set forth with reasonable specificity the facts and circumstances of which such party has received notice, and if such party giving such notice is an Indemnified Party, specify the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted.

(b)    An Indemnifying Party will have the right to elect in writing to defend the Indemnified Party within 10 business days of receipt of such notice against the claim with counsel of its choice, reasonably satisfactory to the Indemnified Party, so long as (i) the claim involves only money damages and does not seek injunctive or other equitable relief, and (ii) the Indemnifying Party conducts the defense of the claim actively, diligently and completely. So long as the Indemnifying Party is conducting the defense of the claim in accordance with this Section 4.4(b), (x) the Indemnified Party may participate in the defense of the claim through separate co-counsel, but the retention of any such separate counsel shall be at the sole cost and expense of the Indemnified Party, (y) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and (z) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

(c)    In the event either of the conditions of Section 4.4(b) is or becomes unsatisfied, the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith).

Remedies Exclusive. Following the Closing, with the exception of remedies based on fraud, willful misrepresentation or willful misconduct, the remedies set forth in this Section 4 shall be the sole and exclusive remedy for money damages for any action arising out of this Agreement.

ARTICLE 5

CLOSING

Section 5.1    Closing. The transactions that are the subject of this Agreement shall be consummated at a closing (the “Closing”), which shall take place at 10:00 a.m., Central time, on December 17, 2012 remotely via the exchange of the items set forth in Sections 5.2(a) and 5.3(a) by pdf and/or facsimile transmission on the date hereof or such other place and/or time as the parties may agree in writing (the “Closing Date”). The Closing shall be deemed effective at the close of the Company's business on the Closing Date (the “Effective Time”).

Section 5.2    Conditions to Buyer's Obligation to Close. Buyer's obligation to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

(a)    Company's Closing Deliveries. At the Closing, the Company shall have delivered or caused to have been delivered to Buyer:
(i)a certificate executed and delivered by the Secretary of the Company in form and substance reasonably satisfactory to Buyer, attesting and certifying as to: (a) copies of resolutions of Manager of the Company adopting and authorizing the transactions contemplated by this Agreement and the Transaction Documents to which the Company is a party; and (b) incumbency and specimen signature certificates with respect to the officers of the Company;
(ii)certificate of good standing of the Company issued not earlier than thirty days prior to the Closing Date by the Secretary of State of the State of Delaware;
(iii)a bill of sale in a form acceptable to Buyer for the transfer of the Purchased Assets, duly executed by the Company;
(iv)(a consent and release agreement from the Company's lenders releasing the Purchased Assets from any liens effective as of the Closing Date; )
(v) an assignment of the Purchased Intellectual Property included in the Purchased Assets;
(vi)an executed Escrow Agreement in a form mutually agreeable to the parties; and
(vii)the executed License Agreement.
(viii)an executed Transition Services Agreement documenting the Company's agreement to continue hosting the bellapictures.com web site until July 31, 2013, or until such date as the Company and Buyer mutually agree; and

Section 5.3    Company's Obligation to Close. The Company's obligation to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

Buyer's Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to the Company:
i.certificates, executed and delivered by the Secretary of Buyer in form and substance reasonably satisfactory to the Company, attesting and certifying as to: (i) copies of resolutions of the board of directors of Buyer adopting and authorizing the transactions contemplated by this Agreement and the Transaction Documents to which Buyer is a party; and (ii) and incumbency and specimen signature certificates with respect to the officers of Buyer;
ii.a certificate of good standing of Buyer issued not earlier than thirty days prior to the Closing Date from the Secretary of State of Pennsylvania;
iii.an executed Escrow Agreement in a form mutually agreeable to the parties;
iv.the executed License Agreement.

ARTICLE 6

COVENANTS AND OTHER AGREEMENTS

Section 6.1    Covenant Not to Compete. Other than for performing its obligations hereunder, (i) for a period of three (3) years beginning on the Closing, the Company shall not for any reason actively market weddings under the Bella Events name, (ii) that within ten (10) business days after the Closing, the Company will remove all wedding images currently on the Bellaevents.com website. The provisions of this Section 6.1 shall not be construed to prohibit the Company from fulfilling direct customer requests for event services at bridal or wedding events.
Section 6.2    Conduct of Business Post Closing: Except as otherwise expressly contemplated by this Agreement or the License Agreement, from the Closing Date to the date the Work In Progress is complete, Seller shall (a) use commercially reasonable efforts to preserve intact the reputation of the Wedding Business, (b) continue to operate in all material respects in compliance with all laws applicable to Company and (c) to continue to operate with the same high quality synonymous with the “Bella” brand established by the Company.
Section 6.3    Confidentiality. From and after the Closing, each Party shall, and shall cause its Affiliates to, maintain the confidentiality of, and refrain from using or disclosing to any Person, all confidential and proprietary information concerning Buyer and the Company (“Confidential Information”), except to the extent disclosure of any such information is required by law or is in the public domain through no act on the part of such party, any of its Affiliates or any of its agents. In the event that any such party reasonably believes after consultation with counsel that it is required by law to disclose any Confidential Information, such party will (i) to the extent permissible, provide the other party with prompt notice before such disclosure and (ii) reasonably cooperate with the other party upon request if the other party desires to seek a protective order or other order of assurance of confidentiality.
Section 6.4    Publicity. Neither Party nor any Affiliate thereof shall make any statement or any other expressions on television, radio, the internet or other media or to any third party, including, without limitation, in communications with any customers, vendors, photographers, videographers, prospects, sales representatives or distributors, which are in any way disparaging of Buyer, the Company, or any of its Affiliates, the products and services of the Company or the Wedding Business.
Section 6.5    Post-Closing Deliverables. Promptly after Closing, the Company shall deliver the following to Buyer: (a) read only access to Company's Customer Resource Management System; (b) developer access to FTP, Drupal administrator, C-Panel VNC. After Closing, the parties will cooperate to prepare and execute a mutually agreeable IRS Form 8594.
Section 6.6    Continuing Cooperation. (a) After the Closing, the Company will notify Buyer of all inquiries relating to the Purchased Assets, the Assumed Liabilities, other matters related to the operation of the Wedding Business after Closing and requests for services from and after January 15, 2013. (b) After the Closing, the Buyer shall notify the Company of all inquiries related to the Excluded Assets, the Excluded Liabilities and any other matters relating to the operation of the Wedding Business prior to Closing. (c) From and after Closing, Buyer will direct to Company all email received on any of the following addresses: mywedding@bellapictures.com; mystory@bellapictures.com; videoedit@bellapictures.com, csd@bellapictures.com and such other email address relating to the Company's performing Excluded Obligations and Liabilities and to continued use of the Excluded Assets.

Section 6.7    Further Assurances. Each of the parties hereto agree that subsequent to the Closing Date, upon the reasonable request of any other party hereto, it shall execute and deliver, or cause to be executed and delivered, such further instruments and take such other actions as may be reasonably necessary to carry out the transactions contemplated by this Agreement and the Transaction Documents or to vest, perfect or confirm ownership of the Purchased Assets and Assumed Liabilities in Buyer.
ARTICLE 7

MISCELLANEOUS

Section 7.1    Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by facsimile, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

If to the Company:	Bella Pictures Holdings, LLC. 1706 Washington Avenue St. Louis, MO 63103 Attention: Chief Financial Officer

With a copy to:	CPI Corp. 1706 Washington Avenue St. Louis, MO 63103 Attention: General Counsel Facsimile: 314-231-4233

If to Buyer:	Keith Tessler, Co-President The Pros Entertainment Services, Inc. 1800 Byberry Ave Huntingdon Valley, PA 19006

with a copy to:	Brian Tessler, Co-President The Pros Entertainment Services, Inc. 1800 Byberry Ave Huntingdon Valley, PA 19006

or such other address as such party may have given to the other parties by notice pursuant to this Section 7.1. Notice shall be deemed given on (i) the date such notice is personally delivered, (ii) three business days after the mailing if sent by certified or registered mail, (iii) one (1) business day after the date of delivery to the overnight courier if sent by overnight courier, or (iv) the next succeeding business day after transmission by facsimile.
Section 7.2    General Definitions. For the purposes of this Agreement, the following terms have the meaning set forth below:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlled by or under common control with such Person.
“Assumed Liabilities” means (a) services, products and other obligations of the Wedding Business and the Company arising pursuant to the terms of or related to the Transferred Contracts with respect to the

Goods and Services, regardless of whether any outstanding payment obligations of customers remain with respect to such Goods and Services, and including without limitation any obligations of the Wedding Business and the Company due to credit card chargebacks related to the Transferred Contracts; and (b) all sales Tax liabilities relating exclusively to engagements and weddings shot after the Closing pursuant to the terms of the Transferred Contracts.
“License Agreement” means the agreement between Buyer, as Licensor, and Seller, as Licensee, providing for Seller's continued use of the Purchased Intellectual Property and other applicable Purchased Assets with the Goods and Services to fulfill Work in Progress.
“Purchased Intellectual Property” means, in the United States, (i) the trademarks listed on Schedule 7.2 in connection with the Goods and Services, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (the “Trademarks”), (ii) customer lists, pricing and cost information, (iii) domain names listed on Schedule 7.2, (iv) the right to sue and recover for future infringements, misappropriations or other conflict with any Purchased Intellectual Property occurring after the Closing Date.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation or other entity or any governmental authority.
“Tax” means any Federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add on minimum, sales, use, transfer, registration, value added, excise, natural resources, entertainment, amusement, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, ad valorem, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to Tax.
“Transaction Documents” means the agreements and other documents delivered pursuant to Sections 5.2 or 5.3.
“Work In Progress” means all Wedding Business transacted by the Company for (i) wedding events that occurred prior to Closing, for which customers may still place orders or have open or pending orders; and (ii) events scheduled by the Company prior to Closing to take place before January 15, 2013, and all customer order fulfillment therefor.
Section 7.3    Entire Agreement; Amendment. This Agreement, including the exhibits and schedules hereto, the Transaction Documents and the instruments and agreements executed in connection herewith and therewith contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. This Agreement shall not be amended or modified except by an agreement in writing duly executed by Buyer and the Company. The terms of this Agreement shall apply only in the United States.

Section 7.4    Counterparts; Deliveries. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, the Transaction Documents and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 7.5    Third Parties. Nothing in this Agreement, express or implied, is intended to confer any right or remedy under or by reason of this Agreement on any Person other than the parties signatory hereto, the Buyer Indemnified Parties, the Seller Indemnified Parties and their respective heirs, representatives, successors and assigns, nor is anything set forth herein intended to affect or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over against any party to this Agreement.

Section 7.6    Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and all documents executed in connection herewith and in closing and carrying out the transactions contemplated hereunder and thereunder including, but not limited to, legal and accounting fees and expenses (collectively, the “Expenses”); provided, however, that in the event of any dispute arising out of the interpretation or enforcement of this Agreement, the non-prevailing party shall pay all reasonable attorneys' fees and expenses incurred by the prevailing party, including, but not limited to, fees and expenses upon appeal or in any bankruptcy or similar proceeding.

Section 7.7    Waiver. No failure of any party to exercise any right or remedy given to such party under this Agreement or otherwise available to such party or to insist upon strict compliance by any other party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party's right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such party. Any such written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, set forth therein.

Section 7.8    Assignments. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, nothing in this Agreement is intended to limit the Company's ability to assign its rights or delegate its responsibilities, liabilities and obligations under this Agreement to (a) any Affiliate of the Company, (b) any purchaser of all or substantially all of the assets of the Company or of its Affiliates or (c) to lenders of the Company or its Affiliates as security for borrowings, at any time whether prior to or following the Closing Date without consent.

Section 7.9    Headings. The subject headings of articles and sections of this Agreement are included for purposes of convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

Section 7.10    Governing Law. This Agreement shall be construed and governed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicting laws.

Section 7.11    Jurisdiction of Courts. Any proceeding initiated over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be initiated in any federal court located within Delaware, and the parties further agree that venue for all such matters shall lie exclusively in those courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have, including, but not limited to, any claim of forum non conveniens, to venue in the courts located in Delaware. The parties agree that a judgment in any such dispute may be enforced in other jurisdictions by proceedings on the judgment or in any other manner provided by law.

Section 7.12    Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

Section 7.13    Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 7.14    Public Announcements. No party shall make any public announcement of filing with respect to the transactions provided for herein without the prior written consent of the other party, unless otherwise required by law. Any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be mutually agreed to in writing by the Company and the Buyer. Notwithstanding the foregoing, CPI Corp. is authorized to make any necessary filings with the Securities and Exchange Commission with respect to the transactions contemplated hereby.

Section 7.15    Bulk Sales. The parties acknowledge that it may not be practicable to comply or attempt to comply with the procedures of the “Bulk Sales Act” or similar law of any or all of the states in which the Purchased Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, which waiver is hereby granted by Buyer, the Company hereby agrees that the indemnity provisions of Section 4.2 shall apply to any Losses of any Buyer Indemnified Parties arising out of or resulting from the failure of the Company to comply with any such laws (“Bulk Sales Liability”) and such indemnity shall survive this Agreement as necessary.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BELLA PICTURES HOLDINGS, LLC

\s\ Dale Heins
By:    Dale Heins
Its:    Executive Vice President, Finance /
Chief Financial Officer / Treasurer

THE PROS ENTERTAINMENT SERVICES, INC.

\s\ Keith Tessler
By:    Keith Tessler
Its:    Co-President & CEO

SCHEDULE 7.2
TRADEMARKS TO BE TRANSFERRED

	Filed	App #	Reg Date	Reg #	Classes
Bella Pictures	2/24/2004	78/373,215	12/20/2005	3,032,996	09,16,35,40,41
Bella Pictures & design	7/18/2008	77/526,126	5/15/2009	3,615,079	09,16,35,40,41,42
Bella Pictures (stylized)	7/18/2008	77/526,132	5/5/2009	3,615,080	09,16,35,40,41,42
Cafe Bella	10/10/2008	77/590604	5/19/2009	3,622,751	38,41,42

(ii)    Customer lists, pricing and cost information

See Attached

(iii)    Domain / Website Names

Bellapictures.com

SCHEDULE 1.3
Excluded Assets
(b)    Trademarks

	COUNTRY	FILED	APP#	REG DT	REG#	STATUS	CLASSES
Bella	United States	2/24/2004	78/373,167	7/25/2006	3,121,547	Registered	09,16,35,40,41
Bella Events	United States	3/8/2012	85/564,714			Pending	09,16,35,40,41

Portrait Gallery From Bella Pictures	Canada	10/13/2011	1,547,606			Pending	SVS
Portrait Gallery From Bella Pictures	United States	4/12/2011	85/293,053	6/19/2012	4,160,009	Registered	41
Portrait Gallery From Bella Pictures	United States	4/13/2011	85/293,652	5/22/2012	4,145,325	Registered	41

Studio Blue	United States	6/11/2009	77/757,730	3/16/2010	3,760,356	Registered	16,35,40,41
Studio Blue Weddings	United States	6/11/2009	77/757,734	3/16/2010	3,760,357	Registered	16,35,40,41
Studio Blue Weddings	United States	6/11/2009	77/757,737	3/16/2010	3,760,358	Registered	16,35,40,41

Domains / Websites

Domain
BELLA-PHOTO.NET
BELLA-PICTURES.COM
BELLAPHOTOS.NET
BELLAPICTURES.JOBS
BELLAPICTURES.ME
BELLAPICTURES.MOBI
BELLAPICTURES.NAME
BELLAPICTURES.ORG
BELLASTORY.COM
BELLASTORY.NET
BELLASTORY.ORG
MYBELLA.NET
MYBELLAPICTURES.COM
MYBELLAPICTURES.NET
MYBELLAPICTURES.ORG
SABELSTUDIO.COM
STUDIOBLUE.COM
STUDIOBLUE.WS

SCHEDULE 2.8
Claim of Bella Baby Photography Inc., dated October 6, 2011, related to the Portrait Gallery from Bella Pictures at Westfield Fox Valley, that certain employees incorrectly advised customers of an affiliation between Portrait Gallery from Bella Pictures and Bella Baby. CPI responded that it appears that one or two new employees of the studio erroneously believed that there was an affiliation. The Company notified the employees that there was no affiliation between the two companies and instructed studio employees to advise any customers of the same if there were further inquiries. The Company noted also that the Company's Bella marks were all registered in connection with photography services and/or related goods and services. Moreover, the Company's marks had nationwide priority effective as early as February 24, 2004, more than three years prior to the effective date of Bella Baby's registration.